[LETTERHEAD OF FAHN, KANNE & CO.]

                   Auditors' Report to the Shareholders of
                I.C.P. - ISRAEL CABLE PROGRAMMING COMPANY LTD.

We have audited the accompanying balance sheets of I.C.P. - ISRAEL CABLE PROGRAMMING COMPANY LTD. (hereinafter: "the Company") as of December 31, 1998 and 1997, and the related statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the board of directors and management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditors' Regulations (Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement, whether accidental or intentional. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the board of directors and by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The abovementioned financial statements were prepared on the basis of historical cost, adjusted to reflect changes in the purchasing power of the Israeli currency, in accordance with Opinions of the Institute of Certified Public Accountants in Israel. Condensed financial statements in nominal shekels, which served as the basis for the adjusted statements, are presented in Note 24.

In our opinion, the aforementioned financial statements present fairly, in conformity with generally accepted accounting principles, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. In addition, in our opinion, the abovementioned financial statements were prepared in accordance with the Securities Regulations (Preparation of Annual Financial Statements) - 1993.

Without qualifying our opinion, we call attention to Note 1(A)(3), regarding the negotiations between the cable television companies and the Supervisor of Restrictive Trade Practices which include, inter alia, the continued operation of the Company. The financial statements do not contain any adjustments to the value or classification of any assets or liabilities that might have to be made in the event that the Company can no longer function as a "Going Concern".


                                            /s/ Fahn, Kanne & Co.

                                            Fahn, Kanne & Co.
                                            Certified Public Accountants
Tel-Aviv, February 25, 1999